Calculation of Filing Fee Tables
Table 1: Transaction Valuation
		Transaction Valuation	Fee Rate	Amount of Filing Fee
Fees to be Paid	1	$ 57,005,368,897.46	0.0001381	$ 7,872,441.44
Fees Previously Paid
	Total Transaction Valuation:	$ 57,005,368,897.46
	Total Fees Due for Filing:			$ 7,872,441.44
	Total Fees Previously Paid:			$ 0.00
	Total Fee Offsets:			$ 7,872,441.44
	Net Fee Due:			$ 0.00
Offering Note
[1]	(1) This valuation assumes the acquisition by Visa Inc., a Delaware corporation ("Visa"), of (a) up to 4,835,384 shares of its Class B-1 common stock, par value $0.0001 per share ("Class B-1 common stock") and (b) up to 120,338,948 shares of its Class B-2 common stock, par value $0.0001 per share ("Class B-2 common stock" and, together with Class B-1 common stock, "Eligible Class B common stock") in exchange for (y) up to 61,378,320 shares of its Class B-3 common stock, par value $0.0001 per share ("Class B-3 common stock") and (z) up to 24,067,298 shares of its Class C common stock, par value $0.0001 per share ("Class C common stock") being offered in exchange for shares of Eligible Class B common stock pursuant to the exchange offer (the "Exchange Offer") described in the prospectus forming a part of the registration statement on Form S-4 (as amended through the date hereof, the "Registration Statement") initially filed by Visa on March 5, 2026 (Registration No. 333-294062), relating to the transactions described on the Schedule TO with which this exhibit is filed. This valuation, estimated solely for the purpose of calculating the filing fee pursuant to Rule 0-11(a)(4) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is based on the product of (i) $301.94, the average of the high and low prices of Class A common stock, par value $0.0001 per share, of Visa ("Class A common stock"), as reported on the New York Stock Exchange on April 6, 2026, and (ii) 188,797,009, the maximum number of shares of Class A common stock into which shares of Eligible Class B common stock and Class C common stock to be issued in the Exchange Offer are convertible based on the Applicable Conversation Rates (as such term is defined in the Registration Statement) for Eligible Class B common stock and Class C common stock as of April 13, 2026. (2) Calculated at $138.10 per $1,000,000.00 of the total transaction valuation in accordance with Rule 0-11 under the Exchange Act, as modified by Fee Rate Advisory No. 1 for fiscal year 2026.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	1		S-4	333-294062	03/05/2026		$ 296,151.56
Fee Offset Claims	2		S-4	333-276747	01/29/2024		$ 7,576,289.88
Fee Offset Sources		Visa Inc.	S-4	333-294062		03/05/2026		$ 296,151.56
Fee Offset Sources		Visa Inc.	S-4	333-276747		01/29/2024		$ 15,583,616.04
Explanation of the basis for claimed offset:
[1]	Previously paid with Registration Statement on Form S-4 (No. 333-294062), filed by Visa with the U.S. Securities and Exchange Commission on March 5, 2026 in connection with the transaction reported hereby.

[2]	The shares of Class A common stock registered hereby that are issuable upon the conversion of the Class B-3 common stock and Class C common stock offered in the transaction reported hereby (the "Current Exchange Offer") were previously registered pursuant to Visa's registration statement on Form S-4 (File No. 333-276747) (the "Prior S-4 Registration Statement") and that were issuable upon the conversion of Class B-2 common stock and Class C common stock offered as partial consideration in Visa's prior exchange offer (the "Prior Exchange Offer") to which the Prior S-4 Registration Statement relates. Due to restrictions in Visa's certificate of incorporation, Visa's Class B-2 common stock has not yet become convertible into shares of Class A common stock, and therefore such underlying shares of Class A common stock remain unsold. The number of unsold securities associated with fee offset claimed consists of (i) 3,836,920 shares of Class A common stock issuable upon conversion of the Class C common stock that was registered but not issued in the Prior Exchange Offer and (ii) 194,876,248 shares of Class A common stock into which the shares of Class B-2 common stock registered in the Prior Exchange Offer was convertible (in each case, rounded down to the nearest whole share) but remain unsold. The filing fee previously paid by Visa that corresponds to this amount of Class A common stock equals $7,945,220.95 of which $7,576,289.88 is the amount that Visa is offsetting the fee payable in connection with the Current Exchange Offer.